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                                                                    Exhibit 10.2

                        EXECUTIVE EMPLOYMENT AGREEMENT


     This Executive Employment Agreement ("Agreement") is made effective as of January 1, 1999 (the "Effective Date") by and between Loraca International, Inc. ("Company"), and Ronald R. Baca ("Executive").

     NOW, THEREFORE, the parties agree as follows:

     1.   Employment.  Company hereby engages Executive, and Executive hereby
          ----------
accepts such engagement, on the terms and conditions set forth herein.

     2.   Duties.
          ------

          2.1  Position. Executive is engaged in the position of President and
               --------
Chief Executive Officer of Company and shall have the duties and responsibilities assigned by the Board of Directors of Company ("Board of Directors"). Executive shall perform faithfully and diligently such duties, as well as such other duties as the Board of Directors shall assign from time to time. The Board of Directors reserves the right to modify Executive's position and duties on a prospective basis at any time, in the Board of Directors' sole and absolute discretion, provided the duties and responsibilities are consistent with the position of a senior executive or director and Executive continues to report directly to the Board of Directors.

          2.2  Best Efforts/Full-time. Executive agrees to expend Executive's
               ----------------------
best efforts on behalf of Company, and to abide by all decisions made by Company as well as all applicable federal, state and local laws, regulations or ordinances. Executive shall devote Executive's full business time and efforts to the performance of Executive's duties for Company, unless Executive notifies the Board of Directors in advance of Executive's intent to engage in other paid work and receives the Board of Directors' express written consent to do so. Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company and, if the Board of Directors believes a conflict exists, the Board of Directors may ask Executive to choose whether to discontinue the other work or resign employment with Company.

     3.   Term.
          ----

          3.1  Initial Term.  The employment relationship pursuant to this
               ------------
Agreement shall be for an initial term commencing on the Effective Date set forth above and continuing for a period of five years following such date ("Initial Term"), unless sooner terminated in accordance with paragraph 7 below.

          3.2  Renewal.  On completion of the Initial Term specified in
               -------
paragraph 3.1 above, this Agreement will automatically renew for subsequent one-year terms unless either party provides three months' advance written notice to the other that it/he does not wish to renew the Agreement for a subsequent one-year term. In the event either party gives notice of

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nonrenewal pursuant to this paragraph 3.2, this Agreement will expire at the end of the current term.

     4.   Compensation.
          ------------

          4.1  Base Salary. As compensation for the proper and satisfactory
               -----------
performance of all duties to be performed by Executive hereunder, Company shall pay to Executive an initial Base Salary of $240,000 per year ("Base Salary"), payable in arrears in accordance with Company's normal payroll practices, less all applicable state and federal withholding tax, social security and all other employment taxes or authorized payroll deductions.

          4.2  Incentive Compensation.  Executive shall be eligible to earn
               ----------------------
incentive compensation on an annual basis in accordance with the terms and conditions established by Company in its sole and exclusive discretion. The Incentive Compensation Plan established for calendar year 1999 is set forth at Exhibit A.

          4.3  Stock Options.  Executive shall be granted a stock option to
               --------------
purchase 200,000 shares of Company's common stock in accordance with an option agreement approved by the Board of Directors.

          4.4  Performance Review and Salary Increase. The Board of Directors
               --------------------------------------
will periodically review Executive's performance and compensation on no less than an annual basis. A six percent increase in Executive's Base Salary will take effect on each anniversary date of this Agreement. Further adjustments in compensation, if any, will be made in the sole and absolute discretion of the Board of Directors.

     5.   Fringe Benefits.
          ----------------

          5.1  Customary Fringe Benefits. Executive shall be eligible for all
               --------------------------
customary and usual fringe benefits generally available to employees of Company, as determined in the sole and absolute discretion of Company. Company reserves the right to change or eliminate the fringe benefits on a prospective basis at any time, in Company's sole and absolute discretion.

          5.2  Insurance. Company agrees to pay the premiums of four existing
               ----------
life insurance policies purchased from Money of New York Life Insurance, insuring Executive's life in the face amount of $500,000 per policy. Beneficiaries of the policy are Executive's wife and three children. Company also agrees to purchase a disability policy for Executive at a commercially reasonable rate, unless Executive is uninsurable. If Executive is uninsurable, Company will pay Executive an amount equal to the premiums Company would have paid for a disability policy at a commercially reasonable rate.

          5.3  Vacation. Executive shall accrue five (5) weeks of paid vacation
               ---------
during each one year of employment, subject to and in accordance with the Company's standard vacation policies for its New Mexico location.

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          5.4  Automobile Allowance. Executive shall be provided an automobile
               ---------------------
allowance in the amount of $1000 per month, payable in arrears for each full month of employment.

     6.   Business Expenses.  Executive will be reimbursed for all reasonable,
          -----------------
out-of-pocket business expenses incurred in the performance of Executive's duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company's policies.

     7.   Termination of Executive's Employment.
          --------------------------------------

          7.1  Termination for Cause by Company. Although Company anticipates a
               --------------------------------
mutually rewarding employment relationship with Executive, Company may terminate Executive's employment immediately at any time for good cause, including, but not limited to: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the Executive in respect to Executive's obligations or otherwise relating to the business of Company; (b) Executive's material breach of this Agreement; (c) Executive's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or felony or any crime of moral turpitude; and (d) Executive's neglect of duties or failure to perform as determined in the sole and exclusive discretion of the Board of Directors. In the event Executive's employment is terminated in accordance with this paragraph, Executive shall be entitled to receive only the Base Salary then in effect, prorated to the date of termination.

          7.2  Termination Without Cause by Company.  Company may terminate
               -------------------------------------
Executive's employment under this Agreement without cause at any time on thirty
(30) days' advance written notice to Executive. In the event of such termination, Company will pay Executive the remainder of his Base Salary then in effect for the balance of either the Initial Term or any subsequent one-year term, depending on when the termination occurs. In addition, Executive will also receive a "Separation Package" described in paragraph 7.2(a) below, provided Executive complies with the conditions set forth in 7.2(b) below.

               (a)  Separation Package.  The Separation Package will consist
                    ------------------
of the following:

                    (i) a severance payment equal to two (2) times Executive's Base Salary then in effect, if the termination occurs during the Initial Term,
                                                      ------
or a severance payment equal to three (3) times Executive's Base Salary then in effect if the termination occurs after the Initial Term, either of which must be
                                 -----
paid within thirty (30) days from the date of termination;

                    (ii) continued provision of Company's standard medical insurance coverage for thirty-six (36) months on the same terms as during Executive's employment, provided that Company's medical insurance carrier allows for such coverage continuation. In the event Company's insurance carrier does not allow such coverage continuation, Company will pay the monthly premium for group health benefits for a period of eighteen (18) months, provided Executive elects to continue these benefits in accordance with the

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applicable provisions of the Consolidated Budget Reconciliation Act of 1985
("COBRA"). If such coverage included the Executive's dependents immediately prior to the date of termination, such dependents shall also be covered at Company's expense. After Executive's COBRA coverage has ended, Company will pay Executive an amount equivalent to the premiums Company paid for Executive's medical coverage during Executive's employment for up to eighteen (18) months. Notwithstanding the above, in the event Executive becomes covered under another employer's group health plan during the period provided for herein, the Company shall cease provision of continued group health insurance for Executive and his dependents or cease making payments equivalent to premiums for medical insurance coverage;

                    (iii) continued payment of life insurance premiums on the four policies specified in section 5.2 above until the policy dividends cover the costs of the premiums; and

                    (iv) continued payment of disability insurance premiums on the same terms as during Executive's employment for a period not to exceed thirty-six (36) months or until Executive is covered under another disability insurance policy, whichever occurs first.

               (b)  Conditions to Receive Separation Package.  The Separation
                    ----------------------------------------
Package will be paid provided the following conditions are met:

                    (i) Executive agrees to act as a consultant for Company, without further compensation, for six months following the termination of the employment relationship, if requested to do so by Company;

                    (ii) Executive complies with all surviving provisions of this Agreement as specified in paragraph 12.7 below, including, but not limited to, refraining from competition with Company as set forth in paragraph 9 below; and

                    (iii) Executive executes a full general release, releasing all claims, known or unknown, that Executive may have against Company arising out of or in any way related to Executive's employment or termination of employment with Company.

          7.3  Voluntary Resignation by Executive.  Executive may voluntarily
               -----------------------------------
resign his position with Company with or without cause, at any time, on thirty
(30) days' advance written notice in accordance with the following terms:

               (a)  Voluntary Resignation Without Cause. In the event of
                    ------------------------------------
Executive's resignation without cause, Executive will be entitled to receive only the Base Salary then in effect for the 30-day notice period and no other amount for the remaining months of the Initial Term or subsequent one-year term, if any. In addition, Executive will not be entitled to receive a Separation Package or any part thereof, as described in paragraph 7.2(a) above. Executive agrees to act as a consultant for Company, on mutually agreeable terms, for up to thirty (30) days following the date of his resignation.

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               (b)  Voluntary Resignation With Cause. In the event of
                    --------------------------------
Executive's resignation with cause, Executive will be entitled to receive the Separation Package described in 7.2(a) above, provided he complies with the conditions in paragraph 7.2(b) above. Executive will be deemed to have resigned "with cause" in the following circumstances:

                    (i) Executive's position and/or duties are modified so that Executive's duties are no longer consistent with the position of a senior executive or director, or Executive no longer reports to the Board of Directors; or

                    (ii) the Company's material breach of any of the provisions of this Agreement, including but not limited to a reduction by the Company in Executive's Base Salary (provided however, that a decrease in Executive's Base Salary shall not be deemed to be a material breach of this Agreement if such decrease is shared by Company's other executive officers); or

                    (iii) Company relocates its principal place of business to a location more than twenty-five (25) miles from its current location at 5600 Wyoming NE, Suite 150, Albuquerque, New Mexico 87109.

               (c)  No Resignation Pending Change of Control. Notwithstanding
                    ----------------------------------------
the provisions 7.3(a) and 7.3(b) alone, in the event any "person" (as defined in paragraph 7.4(c) below) begins a tender or exchange offer, circulates a proxy to shareholders or takes other steps to effect a Change of Control, Executive agrees he will not voluntarily resign employment with Company, and will render services to Company in accordance with Executive's position, until such "person" has abandoned or terminated efforts to effect a Change of Control or until a Change of Control has occurred.

          7.4  Termination on Change of Control.
               ---------------------------------

               (a)  Separation Package. If Executive's employment is terminated
                    -------------------
by Company within twelve (12) months after a Change in Control (as that term is defined below), other than for cause (as defined in paragraph 7.1 above), Executive shall be entitled to receive a Separation Package as described in paragraph 7.2(a) above, provided all conditions in paragraph 7.2(b) for receipt of the Separation Package are met by Executive.

               (b)  280G. If, due to the benefits provided under paragraph
                    ----
7.4(a) above, Executive is subject to any excise tax due to characterization of any amounts payable under paragraph 7.4(a) as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Executive may elect, in his sole discretion, to reduce the amounts payable under paragraph 7.4(a) in order to avoid any "excess parachute payment" under
Section 280G(b)(1) of the Code.

               (c)  Change of Control. A Change of Control is defined as any one
                    ------------------
of the following occurrences:

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                    (i)   Any "person" (as such term is used in Sections 13(d)
and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than a trustee or other fiduciary holding securities of Company under an employee benefit plan of Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of the securities of Company representing 49% or more of (A) the outstanding shares of common stock of Company or (B) the combined voting power of the Company's then-outstanding securities; or

                    (ii) the sale or disposition of all or substantially all of Company's assets (or any transaction having similar effect is consummated); or

                    (iii) the Company is party to a merger or consolidation that results in the holders of voting securities of Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

                    (iv)  the dissolution or liquidation of  Company.

          7.5  Termination Of Employment Upon Nonrenewal.  In the event either
               ------------------------------------------
party decides not to renew this Agreement for a subsequent one-year term in accordance with paragraph 3.2 above, the Agreement will expire, Executive's employment with Company will terminate and Executive will only be entitled to his Base Salary paid up to his last day of the current term. Executive will not be entitled to any Separation Package as described in paragraph 7.2(a) above.

     8.   Proprietary Rights.
          ------------------

          8.1  Prior Work.  Except as set forth on Exhibit B hereto, all
               ----------
previous work performed by Executive for Company relating in any way to the conception, reduction to practice, creation, derivation, design, development, manufacture, sale or support of products or services for Company is the property of Company, and Executive hereby assigns to Company all of Executive's right, title and interest in and to such previous work.

          8.2  No Violation of Rights of Third Parties.  Executive warrants that
               ---------------------------------------
the performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence proprietary information or material acquired by Executive prior to Executive's employment with Company. Executive agrees not to disclose to Company, or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or others. Executive warrants that Executive is not a party to any other agreement that will interfere with Executive's full compliance with this Agreement.

          8.3  Proprietary Information.  The employment relationship between
               -----------------------
Company and Executive is one of confidence and trust between Company and Executive with respect to any information: (a) applicable to the business of Company; or (b) applicable to the business of

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any client or customer of Company, which may be made known to Executive by
Company or by any client or customer of Company, or learned by Executive in such context during the period of Executive's employment with Company. All such information has commercial value in the business in which Company is engaged and is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, and includes, without limitation, respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. "Proprietary Information" also includes proprietary or confidential information of any third party who may disclose such information to Company or to Executive in the course of Company's business.

          8.4  Ownership and Nondisclosure of Proprietary Information.  All
               ------------------------------------------------------
Proprietary Information is the sole property of Company, its assigns and its customers, and Company, its assigns and its customers shall be the sole and exclusive owner of all patents, copyrights, mask works, trade secrets and other rights in the Proprietary Information. Executive hereby assigns to Company all right, title and interest Executive may have or acquire in the Proprietary Information. At all times, both during the term of Executive's employment by Company and after termination of such employment, Executive agrees to keep in confidence and trust all Proprietary Information, and not to use or disclose any Proprietary Information or anything directly relating to the Proprietary Information without the written consent of Company, except as may be necessary in the ordinary course of performing Executive's duties as an employee of Company.

          8.5  Ownership and Return of Materials.  All materials (including,
               ---------------------------------
without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Executive by Company shall remain the property of Company. Upon termination of Executive's employment, or at any time on the request of Company before termination, Executive will promptly (but no later than five (5) days after the earlier of the termination of Executive's employment or Company's request) destroy or deliver to Company, at Company's option, (a) all materials furnished to Executive by Company, (b) all tangible media of expression that are in Executive's possession to the extent that they incorporate any Proprietary Information or otherwise relate to Company's business, and (c) written certification of Executive's compliance with Executive's obligations under this sentence.

          8.6  Innovations.  As used in this Agreement, the term "Innovations"
               -----------
means all processes, machines, manufactures, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent,

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copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. "Innovations" includes "Inventions," which is defined to mean any inventions protected under patent laws.

          8.7  Disclosure of Prior Innovations.  Executive has identified on
               -------------------------------
Exhibit B ("Prior Innovations") attached hereto all Innovations applicable to the business of Company or relating in any way to Company's business or demonstrably anticipated research and development, which were conceived, reduced to practice, created, derived, developed, or made by Executive prior to Executive's employment with Company (collectively, the "Prior Innovations"), and Executive represents that such list is complete. Executive represents that Executive has no rights in any such Innovations other than those Prior Innovations specified in Exhibit B ("Prior Innovations"). If there is no such list on Exhibit B ("Prior Innovations"), Executive represents that Executive has neither conceived, reduced to practice, created, derived, developed nor made any such Prior Innovations at the time of signing this Agreement.

          8.8  Assignment of Innovations; License of Prior Innovations.
               -------------------------------------------------------
Executive hereby agrees promptly to disclose and describe to Company, and Executive hereby assigns to Company or Company's designee Executive's entire right, title, and interest in and to, (a) each of the Innovations (including Inventions), and any associated intellectual property rights, which Executive may solely or jointly conceive, reduce to practice, create, derive, develop or make during the period of Executive's employment with Company, which either (i) relate, at the time of conception, reduction to practice, creation, derivation, development, or making of such Innovation, to Company's business or actual or demonstrably anticipated research or development, or (ii) were developed on any amount of Company's time or with the use of any of Company's equipment, supplies, facilities or trade secret information, or (iii) resulted from any work Executive performed for Company, and (b) each of the Innovations which is not an Invention (as demonstrated by Executive by evidence meeting the clear and convincing standard of proof), and any associated intellectual property rights, which Executive may solely or jointly conceive, develop, reduce to practice, create, derive, develop, or make during the period of Executive's employment with Company, which are applicable to the business of Company (collectively, the Innovations identified in clauses (a) and (b) are hereinafter the "Company Innovations"). To the extent any of the rights, title and interest in and to the Company Innovations cannot be assigned by Executive to Company, Executive hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to Company Innovations can be neither assigned nor licensed by Executive to Company, Executive hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company's successors in interest to such non-assignable and non-licensable rights. Executive hereby grants to Company or Company's designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Innovations which Executive incorporates, or permits to be incorporated, in any Company Innovations. Notwithstanding the foregoing, Executive agrees

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that Executive will not incorporate, or permit to be incorporated, any Prior
Innovations in any Company Innovations without Company's prior written consent.

          8.9  Future Innovations.  Executive recognizes that Innovations or
               ------------------
Proprietary Information relating to Executive's activities while working for Company and conceived, reduced to practice, created, derived, developed, or made by Executive, alone or with others, within one (1) year after termination of Executive's employment may have been conceived, reduced to practice, created, derived, developed, or made, as applicable, in significant part while employed by Company. Accordingly, Executive agrees that such Innovations and Proprietary Information shall be presumed to have been conceived, reduced to practice, created, derived, developed, or made, as applicable, during Executive's employment with Company and are to be promptly assigned to Company unless and until Executive has established the contrary by written evidence satisfying the clear and convincing standard of proof.

          8.10 Cooperation in Perfecting Rights to Confidential Information and
               ----------------------------------------------------------------
Innovations.
-----------

          (a) Executive agrees to perform, during and after Executive's employment, all acts deemed necessary or desirable by Company to permit and assist Company, at Company's expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Proprietary Information and Innovations assigned or licensed to, or whose rights are irrevocably waived and shall not be asserted against, Company under this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Proprietary Information or Innovations.

          (b) In the event that Company is unable for any reason to secure Executive's signature to any document required to file, prosecute, register, or memorialize the assignment of any patent, copyright, mask work or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right under any Proprietary Information (including improvements thereof) or any Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations thereof), Executive hereby irrevocably designates and appoints Company and Company's duly authorized officers and agents as Executive's agents and attorneys-in-fact to act for and on Executive's behalf and instead of Executive, (i) to execute, file, prosecute, register and memorialize the assignment of any such application, (ii) to execute and file any documentation required for such enforcement, and (iii) to do all other lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of patents, copyrights, mask works, moral rights, trade secrets or other rights under the Proprietary Information, or Innovations, all with the same legal force and effect as if executed by Executive.

          8.11  Nonassignable Inventions.  This Agreement does not apply to an
                ------------------------
Invention which qualifies fully as a nonassignable invention under the provisions of Section 2870 of the California Labor Code. Executive acknowledges that a condition for an Invention to qualify fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code is that the invention must be protected under patent laws. Executive has reviewed the notification in Exhibit C ("Limited Exclusion Notification") and agrees that Executive's signature thereon acknowledges receipt of the notification. However, Executive agrees to disclose promptly in writing to Company all Innovations (including Inventions) conceived, reduced to practice, created, derived, developed, or made by Executive during the term of Executive's employment and for one (1) year thereafter, whether or not Executive believes such Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations should be the property of Company. Any such information will be received in confidence by Company.

          8.12  Injunctive Relief.  A breach of any of the promises or
                -----------------
agreements relating to Proprietary Information or Company Innovations will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

     9.   Competitive Employment.  During the term of Executive's employment
          ----------------------
with Company, and during any period in which Executive is receiving payments from Company pursuant to this Agreement, Executive agrees that Executive will not directly or indirectly compete with Company in any way, and will not act as an officer, director, employee, consultant, shareholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which Company is now engaged or in which Company becomes engaged during the term of Executive's employment with Company, as may be determined by Company in its sole discretion. Further, Executive agrees not to refer any client or potential client to competitors of Company, without Company's written consent, during the term of Executive's employment with Company or during the period in which Executive is receiving payments from Company pursuant to this Agreement.

     10.  Nonsolicitation.  During Executive's employment with Company and for
          ---------------
a period of two (2) years thereafter, irrespective of the manner of termination of employment, Executive agrees not to, directly or indirectly, separately or in association with others:

               (a) Interfere with, impair, disrupt or damage Company's relationship with any of its clients or prospective clients by soliciting or encouraging or causing others to solicit or encourage, any of them for the purpose of diverting or taking away the business such clients have with Company; or

               (b) Interfere with, impair, disrupt or damage Company's business by soliciting, encouraging or causing others to solicit or encourage any of Company's employees to discontinue their employment with Company.

     11.  Agreement to Arbitrate. To the fullest extent permitted by law,
          ----------------------
Executive and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Executive, and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims and claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. This method of resolving disputes shall be the sole and exclusive remedy of the parties. Accordingly, the parties understand that they are giving up their rights to have their disputes decided in a court of law and, if applicable, by a jury, and instead agree that their disputes shall be decided by arbitration. For the purpose of this agreement to arbitrate, references to "Company" includes all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement shall apply to them to the extent Executive's claims arise out of or relate to their actions on behalf of Company.

          11.1  Consideration.   The mutual promise by Company and Executive to
                -------------
arbitrate any and all disputes between them, rather than litigate them before the courts or other bodies, provides the consideration for this agreement to arbitrate.


          11.2  Initiation of Arbitration.  Either party may exercise the right
                -------------------------
to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

          11.3  Arbitration Procedure.  The arbitration will be conducted in New
                ---------------------
Mexico by a single neutral arbitrator and in accordance with the rules of the American Arbitration Association ("AAA"). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of New Mexico, and only such power. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.

          11.4  Costs of Arbitration.  Each party shall bear one half the cost
                --------------------
of the arbitration filing and hearing fees, and the cost of the arbitrator.

     12.  General Provisions.
          ------------------

          12.1  Successors and Assigns.  The rights and obligations of Company
                ----------------------
under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Executive shall not be entitled to assign any of Executive's rights or obligations under this Agreement, except in the event of Executive's death. In the event of Executive's death, Executive may assign any rights under this Agreement to his estate.

          12.2  Waiver.  Either party's failure to enforce any provision of this
                ------
Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          12.3  Severability.  In the event any provision of this Agreement
                ------------
shall be found unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that Company shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

          12.4  Interpretation; Construction.  The headings set forth in this
                ----------------------------
Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive acknowledges that Executive has had an opportunity to review the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.


          12.5  Governing Law.  This Agreement will be governed by and construed
                -------------
in accordance with the laws of the United States of America and the State of New Mexico.

          12.6  Notices.  Any notice required or permitted by this Agreement
                -------
shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally, (b) by overnight courier upon written verification of receipt, (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission, or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

          12.7  Survival.  The definitions in this Agreement and the rights and
                --------
obligations contained in paragraphs 8 ("Proprietary Rights"), 9 ("Competitive Employment"), 10 ("Nonsolicitation"), 11 ("Agreement to Arbitrate") and 12 ("General Provisions") will survive any termination or expiration of this Agreement.

          12.8  Attorneys' Fees.  In the event of any dispute or breach arising
                ---------------
with respect to this Agreement, the prevailing party in any proceedings for the resolution or enforcement thereof shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in relation to such proceedings.

     13.  Entire Agreement.  This Agreement, including Exhibits A, B and C
          ----------------
to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and the Board of Directors. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.


THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN.


WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

                                        /s/ Ronald R. Baca
                                        ______________________________________
                                        Executive's Signature


                                        ______________________________________
                                        Ronald R. Baca
                                        11735 Sky Valley, N.E.
                                        Albuquerque, New Mexico 87111
                                        Phone: (505) 856-0111
                                        Fax:   (505) 856-0113



                                        Loraca International, Inc.


                                    By: /s/ illegible
                                        ______________________________________
                                        [Officer Name]
                                        [Title]
                                        5600 Wyoming NE, Suite 150
                                        Albuquerque, NM 97109

                                   EXHIBIT A
                                   ---------

                          INCENTIVE COMPENSATION PLAN
                               Calendar Year 1999


     In addition to the Base Salary, Executive will be eligible to earn incentive compensation in the form of a Performance Bonus calculated and paid in accordance with the terms and conditions set forth below.


     1.   Prerequisites to Earning Bonus. In order to earn a performance bonus
          ------------------------------
for any calendar year, Executive must be employed by Company on the last day of the applicable calendar year.

     2.   Bonus Calculation.  Bonus will be based on the achievement of annual
          -----------------
Company earnings before interest, taxes, depreciation and amortization ("EBITDA"). The goals for the year will be set by Company in its sole and absolute discretion. If Company achieves any sum within the target ranges set forth below, Executive will receive a payment equivalent to the specified bonus percentage of that amount. See chart below:


EBITDA                                          Bonus

0 to 500,000                                    10%

501,000 to 1,000,000                            12%

1,000,000 to 2,000,000                          14%

2,000,000 and over                              15%

     3.   Payment of Bonus.  The annual performance bonus, if any, will be paid
          ----------------
within 30 days after the completion of the annual audit.

     4.   Termination of Employment. In the event of termination of employment
          -------------------------
prior to the end of any calendar year, Company will pay Executive a prorated bonus based on Company's achievement of goals to the date of termination.

                                   EXHIBIT B
                                   ---------


                               PRIOR INNOVATIONS

                                   EXHIBIT C
                                   ---------


                        LIMITED EXCLUSION NOTIFICATION

     THIS IS TO NOTIFY you in accordance with Section 2870 of the California Labor Code that the foregoing Agreement between you and Loraca ("Company") does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to Company's business, or actual or demonstrably anticipated research or development of Company; or

     (2)  Result from any work performed by you for Company.

     To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

     This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States of America or any of its agencies requiring full title to such patent or invention to be in the United States of America.

     I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                   By:__________________________________

                                   _____________________________________
                                   (Printed Name of Executive)

                                    Date:_______________________________

Witnessed by:

_____________________________

_____________________________
(Printed Name)

Dated:_______________________